EXHIBIT 99.2

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  UROCOR, INC.

         The undersigned hereby appoints Michael W. George and Bruce C. Hayden proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of UroCor, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of UroCor Stockholders to be held October 1, 2001 or any adjournment thereof.

 (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                                                 UROCOR, INC.
                                       SPECIAL MEETING OF STOCKHOLDERS
                                   OCTOBER 1, 2001, 11:00 A.M. (LOCAL TIME)
                                              RENAISSANCE HOTEL
                                              10 BROADWAY AVENUE
                                           OKLAHOMA CITY, OKLAHOMA

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED         Please mark your vote as
IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED        indicated in  this
STOCKHOLDER. IF NO DIRECTION IS MADE,                   example.            [X]
THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

1. Adoption of the Agreement and Plan of Merger, dated as of June 28, 2001, between DIANON Systems, Inc., UroCor Acquisition Corp., a wholly-owned subsidiary of DIANON Systems, Inc., and UroCor, Inc., and approval of the merger contemplated thereby.

2. In their discretion, the proxies are authorized to vote upon any other matter as may properly come before the meeting.

   FOR         AGAINST         ABSTAIN          I PLAN TO ATTEND THE MEETING.
   [ ]           [ ]             [ ]                         [ ]

                    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                    Date:                                               ,2001
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                                           (Signature)

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                                   (Signature if held jointly)